Exhibit 21

SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT

(As of December 31, 2005)

(Reported Under Item 601 of Regulation S-K)

Name	State or Country of Organization
Alcoa Domestic LLC	Delaware
Alcoa Securities Corporation	Delaware
Alcoa Materials Management, Inc.	Delaware
Alcoa Fujikura Ltd.	Delaware
Alcoa Fujikura Holding, L.L.C.	Delaware
Alcoa Fujikura De Mexico, S. DE R. L. RE C. V.	Mexico
Howmet International Inc.	Delaware
Howmet Holdings Corporation	Delaware
Howmet Corporation	Delaware
Howmet Castings & Services, Inc.	Delaware

Alcoa International Holdings Company	Delaware
Alcoa Luxembourg S.àr.l.	Luxembourg
Alcoa Europe Holding B.V.	Netherlands
Alcoa Europe S.A.	Switzerland
Norsk Alcoa Holdings AS	Norway
Alcoa Global Treasury Services S.àr.l.	Luxembourg
Alcoa Inversiones Espana SL	Spain
Alcoa Inespal, S.A.	Spain
Alúmina Española, S.A.	Spain
Aluminio Español, S.A.	Spain
Alcoa Inversiones Internacionales SL	Spain
Alcoa-Köfém Kft	Hungary
Alcoa Aluminio S.A.	Brazil
Alcoa A Islandi ehf	Iceland
Alcoa Inter-America, Inc.	Delaware
Alcoa International Asia Limited	Hong Kong
Alcoa of Australia Limited	Australia
Alcoa UK Holdings Limited	United Kingdom
Alcoa Manufacturing (G.B.) Limited	United Kingdom
Alcoa Extruded Products (UK) Limited	United Kingdom

Alcoa World Alumina LLC[1]	Delaware
AAC Holdings Company	Delaware
Alcoa Minerals of Jamaica, L.L.C.	Delaware
Suriname Aluminum Company, L.L.C.	Delaware

Alumax Inc.	Delaware
Alcoa Extrusions, Inc.	Pennsylvania
Alumax Mill Products, Inc.	Delaware
Aluminerie Lauralco, Inc.	Delaware
Alcoa-Lauralco Management Company	Nova Scotia
Alcoa-Aluminerie de Deschambault G.P.	Quebec
Alcoa-Lauralco Holdings Company	Nova Scotia

Name	State or Country of Organization
Cordant Technologies Holding Company	Delaware
Alcoa Global Fasteners, Inc.	Delaware
Huck International Inc.	Delaware

Reynolds Metals Company	Delaware
Reynolds International, Inc.	Delaware
RMCC Company	Delaware
Alcoa Canada Ltd.	Quebec
Alcoa Ltd.	Quebec
Reynolds Bécancour, Inc.	Delaware
RB Sales Company, Limited	Delaware
Reynolds Consumer Products, Inc.	Delaware
Grupiara Participacaoes, S.A.	Brazil
Reynolds Food Packaging LLC	Delaware
RMC Delaware, Inc.	Delaware

Ivex Packaging Corporation	Delaware
IPC, Inc.	Delaware
Alcoa Kama, Inc.	Delaware

The names of particular subsidiaries and equity entities have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Regulation S-X under the Securities Exchange Act of 1934.

[1]	Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.